UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) JUNE 1, 1998

                           SEAGULL ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)

           TEXAS                          1-8094                 74-1764876
(State or other jurisdiction of     (Commission File         (I.R.S. Employer
incorporation or organization)           Number)             Identification No.)

             1001 FANNIN, SUITE 1700, HOUSTON, TEXAS 77002-6714
            (Address of principal executive offices) (Zip code)

                                 (713) 951-4700

              (Registrant's telephone number, including area code)

                                      None

              (Former name, former address and former fiscal year,
                          if changed since last report)


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                           Seagull Energy Corporation


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 1, 1998, Seagull E&P, Inc., a wholly owned subsidiary of Seagull Energy Corporation, ("Seagull" or the "Company"), completed its previously announced purchase pursuant to a Purchase and Sale Agreement with the shareholders of BRG Petroleum, Inc. (the "BRG Shareholders"), BRG 1998 Consolidated Limited Partnership, BRG 1997 Consolidated Limited Partnership, BRG 1996-I Oil & Gas Limited Partnership, BRG 1996-II Oil & Gas Income Fund Limited Partnership, BRG 1993-I Oil and Gas Limited Partnership, BRG 1992-I Oil & Gas Income Fund Limited Partnership, BRG 1990-II Oil and Gas Limited Partnership and BRG 1989-II Oil & Gas Income Fund Limited Partnership (collectively, the "BRG Partnerships") and the participants in the BRG 1997-I Oil and Gas Program (the "1997-I Program Participants"). Under the Purchase and Sale Agreement, Seagull purchased the stock of BRG Petroleum, Inc. ("BRG"), all of the oil and gas assets of each of the BRG Partnerships (collectively, the "BRG Partnership Properties") and all of the oil and gas properties and related interests the of 1997-I Program Participants (the "1997-I Properties") for approximately $101 million in cash, excluding working capital adjustments which were minor. The Company funded the acquisition of the stock of BRG, the BRG Partnership Properties and the 1997-I Properties (collectively, the "BRG Assets") through existing credit facilities.

         The BRG Assets include proved oil and gas reserves of 102 billion cubic feet of natural gas equivalents ("Bcfe"). BRG operates more than 70 percent of 600 currently producing oil and gas wells in approximately 140 fields. Daily production from the properties net to the combined BRG interests averaged approximately 18 million cubic feet of gas and 400 barrels of oil and natural gas liquids in 1997. The most significant of the BRG Assets are concentrated in East Texas, primarily in Freestone, Upshur, Rusk and Nacogdoches counties.

         The descriptions of the agreement pursuant to which Seagull purchased the BRG Assets set forth above are qualified by reference to the Purchase and Sale Agreement which is an exhibit to the Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (c)     Exhibits.

         2.1 Purchase and Sale Agreement, dated as of March 30, 1998, by and between Seagull E&P Inc. and the shareholders of BRG Petroleum, Inc., et al. (incorporated by reference to Exhibit
                  10.6 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

                                      -2-
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                           Seagull Energy Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    June 4, 1998

                                                     SEAGULL ENERGY CORPORATION

                                            By:       /s/ William L. Transier

                                                     William L. Transier

                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     (Principal Financial
                                                     Officer)

                                      -3-
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                                  Exhibit Index

                                                                          Page

2.1 Purchase and Sale Agreement, dated as of March 30, 1998, by and between Seagull E&P Inc. and the shareholders of BRG Petroleum, Inc., et al.(incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).